SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2001

Gourmet Gifts, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	000-26017	88-0375818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4580 South Thousand Oaks Dr., Salt Lake City, UT 84124

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 598-5666.

253 D'Emerald, Sparks, Nevada 89434

(Former name or former address, if changed since last report.)

ITEM 1. Changes in Control of Registrant.

On October 18, 2001, the current directors Johne Phelps and Lorrie A. Miller appointed Joe D. Thomas to the board of directors and then resigned as directors and officers. Mr. Joe D. Thomas is now the sole director and officer of the Company. Mr. Thomas holds 200,000 (18.24%) shares of the Company's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOURMET GIFTS, INC.

By: /s/ Joe D. Thomas

Joe D. Thomas

President and CEO

Date: October 24, 2001